Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Solectron Corporation:

We consent to Incorporation herein by reference of our report dated January 31, 2001, (except for note 18 which is as of December 3, 2001), on the C-MAC Industries Inc. consolidated financial statements as at December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 which report appears in the December 18, 2001 Form 8-K/A of Solectron Corporation.

/S/ KPMG LLP

Chartered Accountants

Montreal, Canada

March 7, 2002